                                                                    EXHIBIT 11.1

                             HARBINGER CORPORATION
          COMPUTATION OF PRIMARY AND FULLY DILUTED PER SHARE EARNINGS


                                                       1995            1994             1993
PRIMARY
Weighted average common
  stock outstanding.......................             8,405,000        6,862,000       6,744,000
Net effect of dilutive stock options and
  warrants - based on the treasury
  method..................................               527,000                -               -
                                                      ----------     ------------      ----------
Total...................................               8,932,000        6,862,000       6,744,000
                                                      ==========     ============      ==========
Net income applicable to common
  stockholders............................            $1,048,000     $(2,111,000)      $3,242,000
                                                      ==========     ============      ==========
Net income per share applicable to
  common stockholders.....................                 $0.12          $(0.31)           $0.48
                                                      ==========     ============      ==========
FULLY DILUTED

Weighted average common stock
  outstanding.............................             8,405,000        6,862,000       7,112,000
Net effect of dilutive stock options and
  warrants - based on the treasury
  method..................................               785,000                -               -
                                                      ----------     ------------      ----------
Total...................................               9,190,000        6,862,000       7,112,000
                                                      ==========     ============      ==========
  Net income applicable to common
  stockholders............................            $1,048,000     $(2,111,000)      $3,242,000
                                                      ==========     ============      ==========
Net income per share applicable to
  common stockholders.....................                 $0.11          $(0.31)           $0.46
                                                      ==========     ============      ==========